Exhibit 99.1

Cartesian Growth Corporation Shareholders Approve Business Combination

with Tiedemann Group and Alvarium Investments

– Expected closing date on or about January 3, 2023 –

– Combined company to operate as Alvarium Tiedemann Holdings (“AlTi”) and expected to begin trading on NASDAQ under ticker “GLBL” on or about January 4, 2023 –

NEW YORK — (BUSINESSWIRE) — Cartesian Growth Corporation (“Cartesian”) (NASDAQ: GLBL), a publicly traded special purpose acquisition company, announced today that in an extraordinary general meeting on November 17, 2022, its shareholders voted to approve its proposed business combination (the “Business Combination”) with Tiedemann Group (“Tiedemann”) and Alvarium Investments Limited (“Alvarium”).

Closing-related processes are underway; in the interest of merger-accounting simplicity, the closing will be held on or about January 3, 2023, after the end of the 2022 fiscal year.

Upon closing, the combined company will operate as Alvarium Tiedemann Holdings (“Alvarium Tiedemann” or “AlTi”) and its common stock and warrants are expected to be listed on NASDAQ under the ticker symbols “GLBL” and “GLBLW,” respectively.

About Alvarium Investments

Alvarium is an independent investment firm, global multi-family office and merchant banking boutique providing tailored solutions for families, foundations and institutions across the Americas, Europe and Asia-Pacific. Alvarium offers direct and co-investment opportunities from specialist alternative managers and real asset operating partners in real estate and the innovation economy. Alvarium has over 220 employees in 13 locations in 10 countries, advising across four service lines — investment advisory, co-investments, merchant banking and family office services. For more information about Alvarium, please visit www.alvariuminvestments.com.

About Tiedemann Group

Tiedemann Group comprises Tiedemann Advisors LLC (“Tiedemann Advisors”), a leading independent wealth and investment advisor for high-net-worth families, trusts, foundations and endowments, particularly in the U.S.; TIG Advisors LLC (“TIG”), an alternative asset manager; and Tiedemann Constantia, the international operations of Tiedemann Advisors.

Tiedemann Advisors is an independent investment and wealth advisor for high-net-worth individuals, family offices, trusts, foundations, and endowments. Founded in 1999, Tiedemann Advisors has nine offices across the U.S. Tiedemann’s international operations, Tiedemann Constantia, is headquartered in Zurich Switzerland.

TIG Advisors is a New York-based alternative asset manager, focused on making growth equity investments in global alternative specialists. TIG has a strong track record of identifying uncorrelated investment opportunities in both public and private markets, utilizing its long-standing operating platform to assist managers with growth. The firm’s alpha-driven investment strategies align with the needs of a diverse global investor base.

For more information about Tiedemann Group, please visit www.tiedemannadvisors.com, www.tiedemannconstantia.com and www.tigfunds.com.

About Cartesian Growth Corporation

Cartesian is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or reorganization or engaging in any other similar business combination with one or more businesses or entities. Cartesian is an affiliate of Cartesian Capital Group, LLC, a global private equity firm and registered investment adviser headquartered in New York City, New York. Cartesian’s strategy is to identify and combine with an established high-growth company that can benefit from both a constructive combination and continued value-creation. Cartesian is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. For more information about Cartesian, please visit www.cartesiangrowth.com.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tiedemann, Alvarium, or Cartesian’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include (i) the inability to complete the business combination in a timely manner or at all (including due to the failure to receive required shareholder approvals, failure to receive approvals or the failure of other closing conditions); (ii) the inability to recognize the anticipated benefits of the proposed business combination; (iii) the inability to obtain or maintain the listing of Cartesian’s shares on Nasdaq following the business combination; (iv) costs related to the business combination; (v) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (vi) Cartesian, Tiedemann, and Alvarium’s ability to manage growth and execute business plans and meet projections; (vii)

potential litigation involving Cartesian, Tiedemann, or Alvarium; (viii) changes in applicable laws or regulations, particularly with respect to wealth management and asset management; (ix) general economic and market conditions impacting demand for Cartesian, Tiedemann, and Alvarium’s services, and in particular economic and market conditions in the financial services industry in the markets in which Cartesian, Tiedemann, and Alvarium operate; and (x) other risks and uncertainties indicated from time to time in the Registration Statement, including those under “Risk Factors” therein, and in Cartesian’s other filings with the SEC. Forward-looking statements speak only as of the date they are made. None of Cartesian, Tiedemann, and Alvarium undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. None of Cartesian, Tiedemann, or Alvarium gives any assurance that any of Cartesian, Tiedemann, or Alvarium, or the combined company, will achieve expectations.

No Offer or Solicitation

This communication does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Media:

Prosek Partners

Ben Shapiro

bshapiro@prosek.com

Investors:

Prosek Partners

Alex Jorgensen

AlTi@prosek.com